UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – May 17, 2012 (May 15, 2012)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road
P.O. Box 2887
York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.07     Submission of Matters to a Vote of Security Holders

On May 15, 2012, the Codorus Valley Bancorp, Inc (the “Corporation”) held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 4,209,220 shares of the Corporation’s common stock were entitled to vote as of March 8, 2012, the record date for the Annual Meeting and 3,331,042 shares were represented at the Annual Meeting. The Board of Directors submitted the following proposals to a vote of shareholders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of three Class A directors, each to serve for a three-year term

Director	Votes For	Votes Withheld	Broker Non-Vote
Jeffrey R. Hines, P.E	2,612,534	189,239	529,269
Rodney L. Krebs	2,620,558	181,215	529,269
Dallas L. Smith	2,626,446	175,327	529,269

Proposal 2 – Amend the Corporation’s Articles of Incorporation to increase the aggregate number of shares of the Corporation’s common stock which the Corporation may issue from 10 million to 15 million shares

Votes For	Votes Against	Abstain	Broker Non-Vote
2,150,656	613,973	37,144	529,269

Proposal 3 – Amend the Corporation’s 2007 Long Term Incentive Plan to provide for an additional 250,000 shares of the Corporation’s common stock for issuance thereunder

Votes For	Votes Against	Abstain	Broker Non-Vote
2,217,429	540,868	43,476	529,269

Proposal 4 – Amend the Corporation’s 2007 Employee Stock Purchase Plan to provide an additional 47,805 shares of the Corporation’s common stock for issuance thereunder

Votes For	Votes Against	Abstain	Broker Non-Vote
2,265,932	484,924	50,917	529,269

Proposal 5 – Amend the Corporation’s Employee Stock Purchases Plan to extend the term of the Plan to June 30, 2022

Votes For	Votes Against	Abstain	Broker Non-Vote
2,290,713	379,318	131,742	529,269

Proposal 6 – Ratify the appointment of ParenteBeard LLC as Codorus Valley Bancorp’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012

Votes For	Votes Against	Abstain
3,125,768	83,776	121,498

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: May 17, 2012	/s/ Larry J. Miller
Larry J. Miller
President and Chief
Executive Officer
(Principal Executive Officer)

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